Exhibit 23.2

Astrotech, Corp.

S-8

December 3, 2014

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2011 Stock Incentive Plan of Astrotech Corporation (the Company) of our report dated September 29, 2014, with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended June 30, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas

December 3, 2014